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                                                                   EXHIBIT 10.38



                           PREEMPTIVE RIGHTS AGREEMENT

            THIS PREEMPTIVE RIGHTS AGREEMENT (the "Agreement"), dated as of January 1, 1999, is by and between PRISON REALTY CORPORATION, a Maryland corporation ("Prison Realty"), and CORRECTIONAL MANAGEMENT SERVICES CORPORATION, a Tennessee corporation (the "Company").

                              W I T N E S S E T H:

            WHEREAS, on or about December 31, 1998 and January 1, 1999, Corrections Corporation of America, a Tennessee corporation ("CCA"), and CCA Prison Realty Trust, a Maryland real estate investment trust (the "Trust"), were merged with and into Prison Realty, with Prison Realty being the surviving corporation (the "Merger");

            WHEREAS, in connection with the Merger, CCA shall, or shall cause certain of its subsidiaries to, transfer, convey and assign all right, title and interest in and to certain contracts with government entities relating to the management and operation of certain correctional and detention facilities (the "Management Contracts"), together with certain accounts receivable and accounts payable related thereto and certain other net assets used in connection therewith, to Correctional Management Services Corporation, a Tennessee corporation ("Operating Company") (collectively, the "Management Contract Assets");

            WHEREAS, in consideration for the transfer of the Management Contract Assets by CCA, Operating Company will, among other things, issue to CCA one hundred percent (100%) of its non-voting common stock, $0.01 par value per share (the "Non-voting Common Stock"), such Non-voting Common Stock representing 9.5% of the economic value of Operating Company (the "Ownership Percentage"), and, upon completion of the Merger, Prison Realty will hold the Non-Voting Common Stock; and

            WHEREAS, Prison Realty and Operating Company desire that, upon completion of the Merger, Prison Realty maintain the Ownership Percentage in the Company.

            NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Preemptive Right. (a) Prison Realty shall have a right to purchase securities of the Company in any issuance of securities (the "Additional Securities") by the Company which would otherwise have the effect of reducing Prison Realty's Ownership Percentage. Prison Realty's participation in any such issuance of Additional Securities shall be in a pro-rata amount and on the same terms and conditions as are called for by each future issuance (or as nearly as may be practicable in the event Prison Realty cannot comply with such terms and conditions). Additional Securities shall not include securities issued on or before the date hereof or securities issued upon the exercise of derivative securities issued on or before the date hereof.


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                  (b)  If the Company proposes to undertake an issuance of
Additional Securities, it shall give Prison Realty notice of its intention, describing the type of Additional Securities, the price and amount of Additional Securities to be issued, and the general terms and conditions (including closing conditions) upon which the Company proposes to issue the same. The notice shall also state that Prison Realty shall have thirty (30) days from the giving of such notice, or such longer period if a longer period is specifically made available to any other purchaser, to agree to purchase Additional Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Additional Securities to be purchased by Prison Realty.

                  (c) If Prison Realty shall fail to exercise in full such right within such thirty (30) days, or such longer period if specifically made available to any other purchaser, the Company shall have one hundred and twenty
(120) days thereafter to sell the Additional Securities at a price and upon general terms and conditions (including closing conditions) no more favorable to the purchasers thereof than specified in the Company's notice pursuant to
Section 1(b) above. If the Company has not sold the Additional Securities within such one hundred and twenty (120) days, the Company shall not thereafter issue or sell any Additional Securities without first offering such securities to the Shareholders in accordance with the provisions of this Section

          2. Authorization. Each party to this Agreement hereby represents and warrants that the execution, delivery, and performance of this Agreement are within the powers of each party and have been duly authorized and approved and that the Agreement constitutes a valid and enforceable obligation of each party in accordance with its terms.

          3. Amendment. This Agreement may be amended only with the written consent of the parties hereto.

          4. Counterparts. Thus Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

          5. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

          6. Severability. Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining parts of this Agreement.

          7. Successors. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

          8. Waivers. No waiver or any breach of any of the terms or conditions of this Agreement shall be deemed to be a waiver of any other or subsequent breach, nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have


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granted the waiver.

         9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered or three days after being mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or by express delivery providing receipt of delivery, to the Company at:

                  Correctional Management Services Corporation
                  10 Burton Hills Boulevard
                  Nashville, Tennessee 37215
                  Attn: Darrell K. Massengale, Chief Financial Officer

                  to Prison Realty at:

                  Prison Realty Corporation
                  10 Burton Hills Boulevard, Suite 110
                  Nashville, Tennessee 37215
                  Attn: Vida H. Carroll, Chief Financial Officer

         10. Entire Agreement. Thus Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter thereto.

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            IN WITNESS WHEREOF, the parties have caused this Preemptive Rights
Agreement to be duly executed as of the date first above written.

                                      COMPANY:

                                      CORRECTIONAL MANAGEMENT
                                      SERVICES CORPORATION,
                                      a Tennessee corporation

                                      By:  /s/ Darrell K. Massengale
                                         ---------------------------------------
                                      Its: Chief Financial Officer and Secretary
                                          --------------------------------------


                                      PRISON REALTY:

                                      PRISON REALTY CORPORATION,
                                      a Maryland corporation

                                      By: /s/ Michael W. Devlin
                                         ---------------------------------------
                                      Its: Chief Operating Officer
                                          --------------------------------------